Exhibit 99.1

Item 6.	Selected Financial Data

The following sets forth selected financial and operating data on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K.    Where applicable, the operating results of certain real estate assets which have been sold or otherwise qualify as held for disposition are included in discontinued operations for all periods presented.

HERSHA HOSPITALITY TRUST
SELECTED FINANCIAL DATA
(In thousands, except per share data)

	2008	2007	2006	2005	2004
Revenue:
Hotel Operating Revenues	$236,162	$214,883	$117,705	$53,330	$24,638
Interest Income From Development Loans	7,890	6,046	2,487	3,940	2,191
Hotel Lease Revenue	-	-	-	-	1,192
Other Revenues	1,141	980	737	529	176
Total Revenue	245,193	221,909	120,929	57,799	28,197
Operating Expenses:
Hotel Operating Expenses	133,817	119,499	65,915	29,465	13,533
Hotel Ground Rent	1,040	856	804	433	504
Real Estate and Personal Property Taxes and Property Insurance	12,384	10,803	5,492	2,848	1,791
General and Administrative	8,710	7,945	5,820	4,899	3,100
Acquisition and Terminated Transaction Costs	380	149	316	41	-
Impairment of Development Loan Receivable and Other Asset	21,004	-	-	-	-
Depreciation and Amortization	38,904	31,943	16,786	6,789	3,715
Total Operating Expenses	216,239	171,195	95,133	44,475	22,643
Operating Income	28,954	50,714	25,796	13,324	5,554
Interest Income	306	686	1,182	602	241
Interest expense	41,218	40,237	23,500	10,687	3,035
Other Expense	129	83	102	12	12
Loss on Debt Extinguishment	1,568	-	1,485	-	-
(Loss) Income before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	(13,655)	11,080	1,891	3,227	2,748

Income (Loss) from Unconsolidated Joint Venture Investments	1,373	3,476	1,799	457	481
Impairment on Unconsolidated Joint Venture Assets	(1,890)
Net (Loss) Income from Unconsolidated Joint Venture Investments	(517)	3,476	1,799	457	481

(Loss) Income from Continuing Operations	(14,172)	14,556	3,690	3,684	3,229

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	2,888	4,248	784	1,323	-
(Loss) Income from Discontinued Operations	855	1,368	1,330	(1,555)	(374)
Income from Discontinued Operations	3,743	5,616	2,114	(232)	(374)

Net (Loss) Income	(10,429)	20,172	5,804	3,452	2,855

Loss (Income) Allocated to Noncontrolling Interests	1,621	(2,325)	(706)	(155)	(307)
Distributions to Preferred Unitholders	-	-	-	-	(499)
Preferred Distributions	(4,800)	(4,800)	(4,800)	(1,920)	-

Net (Loss) Income applicable to Common Shareholders	(13,608)	13,047	298	1,377	2,049

Basic (Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.38)	$0.20	$(0.05)	$0.07	$0.15
Diluted (Loss) Income from Continuing Operations applicable to Common Shareholders (1)	(0.38)	0.20	(0.05)	0.07	0.15
Dividends declared per Common Share	0.72	0.72	0.72	0.72	0.72

(1)            Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.

	2008	2007	2006	2005	2004
Balance Sheet Data
Net investment in hotel properties	$982,082	$893,297	$807,784	$317,980	$163,923
Assets Held for Sale	-	-	-	3,407	18,758
Noncontrolling interest in Partnership	53,520	42,845	25,933	15,147	16,779
Shareholder's equity	349,963	330,405	331,619	164,703	119,792
Total assets	1,179,455	1,067,607	968,208	455,355	261,021
Total debt	743,781	663,008	580,542	256,146	98,788
Debt related to Assets Held for Sale	-	-	-	375	13,058
Other Data
Funds from Operations (2)	$31,441	$49,822	$25,936	$14,495	$10,539
Net cash provided by operating activities	$53,894	$59,300	$27,217	$15,002	$12,148
Net cash used in investing activities	$(114,870)	$(46,027)	$(413,881)	$(190,825)	$(78,378)
Net cash (used in) provided by financing activities	$64,346	$(11,262)	$388,200	$163,989	$46,137
Weighted average shares outstanding
Basic	45,184,127	40,718,724	27,118,264	20,293,554	16,391,805
Diluted (1)	45,184,127	40,718,724	27,118,264	20,299,937	16,391,805

(1)            Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.
(2)            See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations” for an explanation of FFO, why we believe FFO is a meaningful measure of our operating performance and a reconciliation of FFO to net income calculated in accordance with GAAP.